Exhibit 3.2

BY-LAWS

(as most recently amended on December 16, 2008)

ARTICLE I - OFFICES

Section 1.  The principal office of the corporation in the State of Nevada shall be at 821, Riverside Drive, Reno, Nevada and the resident agent in charge thereof is Oliver Merservy.

Section 2.  The corporation may have such other offices within or without the State of Nevada as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II - STOCKHOLDERS

Section 1.  ANNUAL MEETING:  The annual meeting of the stockholders shall be held at a place to be designated by the Board on the 20th day of January at 2:00 P.M., beginning with the year 1990, or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 2.  SPECIAL MEETINGS:  Special Meetings of the shareholders may be held at any time and for any purpose and may be called by the chief executive officer, the board of directors or by a shareholder or shareholders holding 25% or more of the voting power of all shares entitled to vote at the meeting.  A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the president of the corporation and containing the purposes of such meeting.  Unless requested by shareholders entitled to cast a majority of all votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of shareholders during the proceeding twelve months.  The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting.

Section 3.  PLACE OF MEETING:  The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 4.  NOTICE OF MEETING:  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE:  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days, and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  But payment or allotment of dividends may not be made more than sixty days after the date on which the resolution is adopted.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof regardless of its length except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6.  BOOKS AND ACCOUNTS:  This corporation shall keep and maintain at its principal office in this State:

(a)           A certified copy of its certificate of incorporation or articles of incorporation, and all amendments thereto.

(b)           A certified copy of its by-laws and all amendments.

(c)           A stock ledger or a duplicate stock ledger, revised annually, containing the names,  alphabetically  arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively; or

(d)           In lieu of the stock ledger or duplication stock ledger specified in paragraph (c), a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in this section is kept.

Any person who has been a stockholder of record of a corporation for a least 6 months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5 percent of all its outstanding shares, upon at least 5 days’ written demand, or any judgment creditor of the corporation without prior demand, shall have the right to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger, whether kept in the principal office of the corporation in this state or elsewhere as provided in paragraph (d) and to make extracts therefrom.  Holders of voting trust certificates representing shares of the corporation shall be regarded as stockholders for the purpose of this subsection.

Section 7.  QUORUM:  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.  PROXIES:  At any meeting of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  A proxy shall not be valid after six months from the date of its execution, unless coupled with an interest, but no proxy shall be valid after seven years from the date of its execution, unless renewed or extended at any time before its expiration.  Notwithstanding that a valid proxy is outstanding the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest which is designated as irrevocable, if the person executing the proxy is present at a meeting and elects to vote in person.

Section 9.  VOTING OF SHARES:  Subject to the provisions of Section 13.  of this Articles II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 10.  VOTING OF SHARES BY CERTAIN HOLDERS:  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws or a resolution of the board of directors of such corporation may prescribe, and a certified copy of the by-law or resolution is presented at the meeting.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of shares into his name.  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 11.  VOTING TRUSTS:  A stockholder, by agreement in writing, may transfer his stock to a voting trustee or trustees for the purpose of conferring the right to vote thereon for a period not exceeding 15 years upon the terms and conditions therein stated.  The certificates of stock so transferred shall be surrendered and canceled and new certificates therefor issued to such trustee or trustees in which it shall appear that they are issued pursuant to such agreement, and in the entry of such ownership in the proper books of such corporation that fact shall also be noted, and thereupon such trustee or trustees may vote upon the stock so transferred during the terms of such agreement.  A duplicate of every such agreement shall be filed in the principal office of the corporation and at all times during such terms be open to inspection by any stockholder or his attorney.

Section 12.  INFORMAL ACTION BY STOCKHOLDERS:  Any action, except election of directors, required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section 13.  REMOVAL OF DIRECTORS:  Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

All vacancies, including those caused by an increase in the number of directors may be filled by a majority of the remaining directors though less than a quorum.

When one or more directors shall give notice of his or their resignation to the board, effective at a future date, the board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

ARTICLE III - DIRECTORS

Section 1.  The business of this corporation shall be managed by a board not less than 3 directors or trustees, all of whom shall be of full age and at least one of whom shall be a citizen of the United States, except that, in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.  Unless otherwise provided in the certificate or articles of incorporation, or an amendment thereof, it shall not be necessary for directors to be stockholders.

Section 2.  REGULAR MEETINGS:  A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders.  The Board of Directors may provide, by resolution, the time and place, either within or without this state, for the holding of additional regular meetings without other notice than such resolution.

Section 3.  SPECIAL MEETINGS:  Special meetings of the Board of Directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state, as the place for holding any special meeting of the Board of Directors called by them.

Section 4.  NOTICE:  Meetings of the board of directors may be called by the president by giving at least twenty-four hours notice, or by any other two directors by giving at least five days’ notice, of the date, time and place thereof to each director at his last known address by mail, telephone, telegram, facsimile or in person.  If the day or date, time and place of a meeting of the board of directors has been announced at a previous meeting of the board, no notice is required.  Notice of an adjourned meeting of the board of directors need not be given other than by announcement at the meeting at which adjournment is taken.

Notice of any meeting of the board of directors may be waived by any director either before, at or after such meeting orally or in a writing signed by such director.  A director, by his or her attendance at any meeting of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 5.  QUORUM:  A majority of the number of directors fixed by Section 1. of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 6.  MANNER OF ACTING:  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7.  INFORMAL OR IRREGULAR ACTION BY DIRECTORS OR COMMITTEES:  (a)  Action taken by the required majority of the directors or members of a committee without a meeting is nevertheless board or committee action if:

Written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the board or committee, whether done before or after the action so taken.

(b)           Any one or more directors or members of a committee may participate in a meeting of the board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

Section 8.  EXECUTIVE AND OTHER COMMITTEES:  (a) The Board of Directors, by resolution adopted by a majority of the number of directors then in office may designate from among its members an executive committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution or in the charter or these ByLaws shall have and may exercise all of the authority of the Board of Directors except the power to:

(i)           Declare dividends or distributions on stock;

(ii)           Issue stock other than as provided in subsection (b) of this section.

(iii)           Recommend to the  stockholders  any action which requires stockholder approval.

(iv)           Amend the By-Laws; or

(v)           Approve any merger or share exchange which does not require stockholder approval.

(b)           If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under the Nevada General Corporation Law.

(c)           The appointment of any committee, the delegation of authority to it or action by it under that authority does not constitute of itself, compliance by any director not a member of the committee, with the standard provided by statute for the performance of duties of directors.

Section 9.  COMPENSATION:  By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10.  PRESUMPTION OF ASSENT:  A director of the corporation who is present at a meeting of the board of Directors at which action on any corporate matter is taken unless he shall announce his dissent at the meeting and his dissent is entered in the minutes and he shall forward such dissent by registered mail to the secretary of the corporation immediately after the Adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV - OFFICERS

Section 1.  NUMBER:  The corporation shall have a president, a secretary, a treasurer, and a resident agent, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

Section 2.  ELECTION AND TERM OF OFFICE:  The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  REMOVAL:  Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of any officer or agent shall not of itself create contract rights.

Section 4.  VACANCIES:  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  PRESIDENT:  The president shall be the principal executive officer of the corporation, and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.  The president shall have authority to institute or defend legal proceedings when the directors are deadlocked.  He shall, when present, preside at all meetings of the stockholders and of the Board of Directors.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.  THE SECRETARY:  The secretary shall:  (a) keep the minutes of the proceedings of the stockholder and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

Section 7.  THE TREASURER:  The treasurer shall:  (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.  If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum with such surety or sureties as the Board of Directors shall determine.

Section 8.  SALARIES:  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V - INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 1.  INDEMNIFICATION.  The corporation shall indemnify and hold harmless, to the fullest extent authorized by the corporation statutes of the State of Nevada, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with such action, suit or proceeding if such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that, except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which such indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.  The right to indemnification conferred by this Section 1 shall vest at the time an individual becomes an indemnitee.

Section 2.  RIGHT TO ADVANCEMENT OF EXPENSES.  The right to indemnification conferred in Section 1 of this Article V shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the corporation statutes of the State of Nevada requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.  The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators.

Section 3.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under Section 1 or 2 of this Article V is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the corporation statutes of the State of Nevada.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the corporation statutes of the State of Nevada, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to indemnification, or to such advancement of expenses, under this Article V or otherwise shall be on the corporation.

Section 4.  NON-EXCLUSIVITY OF RIGHTS.  The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Articles of Incorporation, ByLaws, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 5.  INSURANCE.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the corporation statutes of the State of Nevada.

Section 6.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.  The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 7.  AMENDMENT OR MODIFICATION.  This section may be altered or amended at any time as provided in these ByLaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  CONTRACTS:  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.  LOANS:  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.  CHECKS, DRAFTS, ETC.:  All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.  DEPOSITS:  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.  CERTIFICATES FOR SHARES:  Notwithstanding any other provision in these By-Laws, any or all classes and series of shares of the corporation, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical.  If certificates for the shares of the corporation are issued, each will be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the president or vice president and countersigned by the secretary or an assistant secretary and sealed with the corporation seal or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimile signatures if the certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation or an employee of the corporation.  Each certificate for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2.  TRANSFER OF SHARES:  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VIII - FISCAL YEAR

Section 1.  The fiscal year of the corporation shall be determined by the board of directors.

ARTICLE IX - DIVIDENDS

Section 1.  The board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X - CORPORATE SEAL

Section 1.  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its incorporation and the words, “Corporate Seal, Nevada”.

ARTICLE XI - WAIVER OF NOTICE

Section 1.  Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the general corporation law of the State of Nevada, a waiver thereof in writing signed by any person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII - AMENDMENTS

Section 1.  The board of Directors shall have the power to make, alter and repeal By-Laws, but By-Laws made by the board may be altered or repealed, and new By-Laws made, by the stockholders.